Exhibit 4.371

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 169309 dated June 30, 2015

For Rendering

telecommunication services for provision of communication channels

This License is granted to

Joint Stock Company

Research and production association «Progressivniye Technologii»

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1025001631137

Tax Identification Number (TIN)

5013008091

Location address (place of residence):

7A, Amet-Khan Sultana str.,Zhukovsky, Moscow region, 140180

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until June 30, 2020.

This License is granted by decision of the licensing body - Order dated October 18, 2018 No. 735-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A.Pankov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296